UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 7, 2007

ACA CAPITAL HOLDINGS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-33111	75-3170112
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

140 Broadway
New York, New York
10005

(Address of principal executive offices)

(212) 375-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

Item 1.02.                                          Termination of a Material Definitive Agreement.

ACA Capital Holdings, Inc. (the “Company”) terminated its Credit Agreement, dated as of April 26, 2007, among the Company, as Borrower, J.P. Morgan Securities Inc., as Arranger, JPMorgan Chase Bank, N.A., as Administrative Agent and the several lender parties thereto, as amended by the First Amendment to the Credit Agreement, dated as of October 15, 2007 (as amended, the “Credit Agreement”) effective December 4, 2007.  The termination of the Credit Agreement will remove restrictive covenants thereby giving the Company greater flexibility in managing its financial affairs.

At the time of the termination, the Company did not have any borrowings outstanding under the Credit Agreement.  The Company did not incur any early termination penalties in connection with the termination.

The Credit Agreement has been previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated May 1, 2007 and the First Amendment to the Credit Agreement has been previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K dated October 19, 2007, and each of which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACA CAPITAL HOLDINGS, INC.

Dated: December 7, 2007	By:	/s/ Nora J. Dahlman
		Name:	Nora J. Dahlman
		Title:	Senior Managing Director, General Counsel and Secretary